EXHIBIT 23.1
                                                	    ----------


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001, except as to Note 14, which is as of March 13, 2001, relating to the financial statements and financial statement schedules, which appears in Cadiz Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under Part II, Item 5 "Interests of Named Experts and Counsel" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP
     ---------------------------
     PricewaterhouseCoopers LLP


Los Angeles, California
June 25, 2001